Exhibit 99.1

Media Relations:	Investor Relations:
Pilar Barrigas	Stephen Ferranti
949-231-3061	781-376-3056

Skyworks Names Liam K. Griffin as CEO;

David J. Aldrich to Become Executive Chairman

Multi-Year Succession Plan Effective Post Annual Stockholder Meeting

WOBURN, Mass., May 12, 2016 — Skyworks Solutions, Inc. (NASDAQ: SWKS), an innovator of high performance analog semiconductors connecting people, places and things, today announced that its board of directors has appointed Liam K. Griffin as chief executive officer.  Mr. Griffin was also elected to the board of directors of Skyworks effective May 11, 2016.  David J. Aldrich, Skyworks’ chief executive officer since 2000, will assume the newly established role of executive chairman and, in that position, will continue to serve as the chairman of Skyworks’ board of directors.

Skyworks has substantially outpaced the broader semiconductor market: growing the top line at a 25 percent annual rate from $1.1 billion in fiscal 2010 to over $3.2 billion in fiscal 2015.  In parallel, the company has maintained a rigorous leadership succession planning process to ensure the organization continues to follow this path of success going forward.

“I am delighted to announce that Liam Griffin has become Skyworks’ chief executive officer as we capitalize on the enormous global mobility and Internet of Things opportunities ahead of us,” said Aldrich.  “Liam has a demonstrated track record of success and our proven partnership over 15 years makes him my logical successor.  He is a highly energetic and motivating leader who is widely respected amongst our customers, partners, suppliers and investors as well as the entire Skyworks employee base.  Liam has the unique ability to translate challenging operational plans into market outperformance through his intense focus and unyielding tenacity.  I am confident Liam is the right person at the right time to lead Skyworks into the next frontier and I look forward to supporting him in my new capacity as executive chairman.”

As executive chairman, Mr. Aldrich, 59, will devote his time to supporting the management transition and working with the leadership team to develop Skyworks’ long term strategy.  Mr. Aldrich has served as CEO of Skyworks and its predecessor Alpha Industries, since 2000.  During that time, annual company revenue grew from $126 million in 1999, when he became president and chief operating officer, to over $3.2 billion as of fiscal 2015, while operating income increased 7,477 percent.

Mr. Griffin, 49, joined Skyworks in August 2001 as head of sales and marketing. Since that time his responsibilities have continuously expanded with his leadership of Skyworks’ business units, R&D efforts and operations.  In 2011, he was promoted to executive vice president and in May 2014 was named company president.  Mr. Griffin has been a key architect of the company’s strategy to cement its leadership position in mobile communications while diversifying across the Internet of Things.

Before joining Skyworks, Mr. Griffin was the vice president of worldwide sales at Dover Corporation and held product management and process engineering positions at AT&T’s Microelectronics and Network Systems’ businesses.  Mr. Griffin received a Bachelor of Science degree in mechanical engineering from the University of Massachusetts and a Master of Business Administration degree from Boston University.

“I am honored to have been chosen by Dave and the Skyworks board to lead our great company,” said Griffin.  “Over the past 17 years, Dave Aldrich’s vision and leadership have built Skyworks into one of the largest and fastest growing semiconductor companies in the world.  We have created an awesome platform for analog, mixed signal and RF product integration leveraging our OEM relationships and operational scale.  I assume this new leadership role deeply humbled yet highly confident in Skyworks’ future.  I look forward to continuing to work closely with Dave and building upon all of his achievements while ultimately realizing our vision of connecting everyone and everything, all the time.”

Additional Resources

David Aldrich Bio and Photo

Liam Griffin Bio and Photo

About Skyworks

Skyworks Solutions, Inc. is empowering the wireless networking revolution.  Our highly innovative analog semiconductors are connecting people, places and things spanning a number of new and previously unimagined applications within the automotive, broadband, cellular infrastructure, connected home, industrial, medical, military, smartphone, tablet and wearable markets.

Headquartered in Woburn, Massachusetts, Skyworks is a global company with engineering, marketing, operations, sales, and service facilities located throughout Asia, Europe and North America.  For more information, please visit Skyworks’ website at: www.skyworksinc.com.

Safe Harbor Statement

This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation information relating to future results and expectations of Skyworks (e.g., certain projections and business trends).  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will,” or “continue,” and  similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.

These risks, uncertainties and other important factors include, but are not limited to: uncertainty regarding global economic and financial market conditions; the susceptibility of the semiconductor industry and the markets addressed by our, and our customers’, products to economic downturns; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; losses or curtailments of purchases or payments from key customers, or the timing of customer inventory adjustments; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials and supplier components; changes in laws, regulations and/or policies that could adversely affect either (i) the economy and our customers’ demand for our products or (ii) the financial markets and our ability to raise capital; our ability to develop, manufacture and market innovative products in a highly price competitive and rapidly changing technological environment; economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; delays or disruptions in production due to equipment maintenance, repairs and/or upgrades; our reliance on several key customers for a large percentage of our sales; fluctuations in the manufacturing yields of our third-party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to timely and accurately predict market requirements and evolving industry standards, and to identify opportunities in new markets; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to rapidly develop new products and avoid product obsolescence; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; lengthy product development cycles that impact the timing of new product introductions; unfavorable changes in product mix; the quality of our products and any remediation costs; shorter-than-expected product life cycles; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; and our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties, as well as other risks and uncertainties, including, but not limited to, those detailed from time to time in our filings with the Securities and Exchange Commission.

The forward-looking statements contained in this news release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and Skyworks Solutions are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.